VIRTUS EQUITY TRUST

VIRTUS INSIGHT TRUST

VIRTUS OPPORTUNITIES TRUST

RESOLUTIONS ADOPTED BY THE BOARD OF TRUSTEES ON JUNE 2, 2015

WITH RESPECT TO THE FIDELITY BOND FOR THE ABOVE-CAPTIONED TRUSTS

RESOLVED:	That, due consideration having been given to the value of the aggregate assets of the Funds to which any officer or employee of the Funds may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Funds, it is hereby determined that a joint Investment Company Blanket Bond in an amount as presented to the Meeting will adequately protect the Funds against larceny and embezzlement by any officer or employee of the Funds, and is in the best interests of the Funds and shareholders, and is hereby approved;

FURTHER
RESOLVED:	That due consideration having been given to the amount of the Investment Company Blanket Bond, the coverage of investment advisers, the distributor of the Funds and their applicable affiliates including Virtus Partners, Inc. and Virtus Investment Partners, Inc. as parents to the affiliated service providers, in addition to the Funds, and the nature of the activities of such additional insureds, it is hereby determined that an allocation of the aggregate premiums among the Funds on the basis of average net assets after applying a portion of the premium to those certain Virtus affiliated parties as presented at the Meeting, is fair and reasonable; and

FURTHER
RESOLVED:	That the officers of the Trust be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Investment Company Blanket Bond and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided however, that in the case of the Investment Company Blanket Bond, the minimum coverage for each fund insured by such bond be, in the aggregate, no less than the amount required pursuant to Rule 17g-1 under the Investment Company Act of 1940, as amended.

100 Pearl Street, Hartford, CT 06103     800.248.7971

Securities distributed by VP Distributors, LLC

CERTIFICATE OF SECRETARY

OF

VIRTUS EQUITY TRUST

VIRTUS OPPORTUNITIES TRUST

(each, a “Trust”)

The undersigned, Kevin J. Carr, being the Senior Vice President, Chief Legal Officer, Counsel and Secretary of each Trust, each a Delaware statutory trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of each Trust on June 2, 2015.

IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of September, 2015.

By:	/s/ Kevin J. Carr
Name:	Kevin J. Carr
Title:	Senior Vice President, Chief Legal Officer, Counsel and Secretary

100 Pearl Street, Hartford, CT 06103     800.248.7971

Securities distributed by VP Distributors, LLC

CERTIFICATE OF SECRETARY

OF

VIRTUS INSIGHT TRUST

(the “Trust”)

The undersigned, Kevin J. Carr, being the Senior Vice President, Chief Legal Officer, Counsel and Secretary of the Trust, a Massachusetts business trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of the Trust on June 2, 2015.

IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of September, 2015.

By:	/s/ Kevin J. Carr
Name:	Kevin J. Carr
Title:	Senior Vice President, Chief Legal Officer, Counsel and Secretary

100 Pearl Street, Hartford, CT 06103     800.248.7971

Securities distributed by VP Distributors, LLC

VIRTUS VARIABLE INSURANCE TRUST

RESOLUTIONS ADOPTED BY THE BOARD OF TRUSTEES ON JUNE 8, 2015

WITH RESPECT TO THE FIDELITY BOND FOR THE ABOVE-CAPTIONED TRUST

RESOLVED:	That, due consideration having been given to the value of the aggregate assets of the Series of the Trust to which any officer or employee of the Trust may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Series, it is hereby determined that a joint Investment Company Blanket Bond in an amount as presented at the Meeting will adequately protect the Series against larceny and embezzlement by any officer or employee of the Trust, and is in the best interests of the Series and shareholders, and is hereby approved;

FURTHER
RESOLVED:	That due consideration having been given to the amount of the Investment Company Blanket Bond, the coverage of investment advisers, the distributor of the Series and their applicable affiliates, and the nature of the activities of such additional insureds, it is hereby determined that an allocation of the aggregate premiums among the Series of the Trust and the other covered funds on the basis of average net assets after allocating a portion of the premium to those certain Virtus affiliated parties as presented at the Meeting, is fair and reasonable; and

FURTHER
RESOLVED:	That the officers of the Trust be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Investment Company Blanket Bond and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided however, that in the case of the Investment Company Blanket Bond, the minimum coverage for each fund insured by such bond be, in the aggregate, no less than the amount required pursuant to Rule 17g-1 under the Investment Company Act of 1940, as amended.

100 Pearl Street, Hartford, CT 06103     800.248.7971

Securities distributed by VP Distributors, LLC

CERTIFICATE OF SECRETARY

OF

VIRTUS VARIABLE INSURANCE TRUST

(the “Trust”)

The undersigned, Jennifer Fromm, being the Vice President, Chief Legal Officer, Counsel and Secretary of the Trust, a Delaware statutory series trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of the Trust on June 8, 2015.

IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of September, 2015.

By:	/s/ Jennifer Fromm
Name:	Jennifer Fromm
Title:	Vice President, Chief Legal Officer, Counsel and Secretary

100 Pearl Street, Hartford, CT 06103     800.248.7971

Securities distributed by VP Distributors, LLC

DUFF & PHELPS SELECT ENERGY MLP FUND INC.

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

VIRTUS TOTAL RETURN FUND

RESOLUTIONS ADOPTED BY THE BOARD OF TRUSTEES ON JUNE 4, 2015

WITH RESPECT TO THE FIDELITY BOND FOR THE ABOVE-CAPTIONED FUNDS

RESOLVED:	That, due consideration having been given to the value of the aggregate assets of the Funds to which any officer or employee of the Funds may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Funds, it is hereby determined that a joint Investment Company Blanket Bond in an amount as presented at the Meeting will adequately protect the Funds against larceny and embezzlement by any officer or employee of the Funds, and is in the best interests of the Funds and shareholders, and is hereby approved;

RESOLVED:	That, due consideration having been given to the amount of the Investment Company Blanket Bond, the coverage of investment advisers, the distributor of the Funds and their applicable affiliates, and the nature of the activities of such additional insureds, it is hereby determined that an allocation of the aggregate premiums among the Funds and the other covered funds on the basis of average net assets after allocating a portion of the premium to certain Virtus affiliated parties as presented at the Meeting, is fair and reasonable; and

RESOLVED:	That the officers of the Funds be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Investment Company Blanket Bond and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided however, that in the case of the Investment Company Blanket Bond, the minimum coverage for each fund insured by such bond be, in the aggregate, no less than the amount required pursuant to Rule 17g-1 under the Investment Company Act of 1940, as amended.

CERTIFICATE OF SECRETARY

OF

DUFF & PHELPS SELECT ENERGY MLP FUND INC.

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

VIRTUS TOTAL RETURN FUND

(each a, “Fund”)

The undersigned, William Renahan, being the Vice President, Secretary, and Chief Legal Officer of each Fund, each a Delaware statutory trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of each Fund on June 4, 2015.

IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of September, 2015.

By:	/s/ William Renahan
Name:	William Renahan
Title:	Vice President, Secretary, and Chief Legal Officer

THE ZWEIG FUND, INC.

THE ZWEIG TOTAL RETURN FUND, INC.

RESOLUTIONS ADOPTED BY THE BOARD OF TRUSTEES ON JUNE 11, 2015

WITH RESPECT TO THE FIDELITY BOND FOR THE ABOVE-CAPTIONED FUNDS

RESOLVED, that the appropriate officers of the Funds be, and each of them hereby is, authorized, empowered and directed to provide and maintain a Joint Insured Fidelity Bond with the various Virtus funds and their respective investment advisers and distributors (the “Joint Bond”), as presented to the Board of Directors, in compliance with the provisions of Rule 17g-1 under the Investment Company Act of 1940;

RESOLVED, that, after consideration of all factors deemed relevant by the Board of Directors, the Joint Bond be in the amount of $25,000,000;

RESOLVED, that the appropriate officers of the Funds be, and each of them hereby is, authorized, empowered and directed to enter into an agreement with all of the other named insureds of the Joint Bond, providing that in the event recovery is received under the Joint Bond as a result of a loss sustained by ZF and/or ZTR and one or more of the other named insureds, the Fund(s) shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by law, in the form of agreement as previously presented to and reviewed by the Board;

RESOLVED, that the portion of the premium for the Joint Bond paid by each Fund be, and hereby is, approved taking all relevant factors into consideration including, but not limited to, the number of the other parties named as insured, the nature of the business activities of such other parties, the amount of the Joint Bond, and the amount of the premium for such Joint Bond, the ratable allocation of the premium among all parties named as insureds, and the extent to which the share of the premium allocated to each Fund is less than the premium the Fund would have had to pay if it had provided and maintained a single insured bond;

RESOLVED, that all of the actions taken by the officers of the Funds prior to the date hereof in providing and maintaining the Joint Bond be, and they hereby are, ratified, confirmed and approved in all respects; and

RESOLVED, that William Renahan, Secretary of the Funds, be, and hereby is, designated as the officer responsible for making the necessary filings and giving the notices required by paragraph (g) of Rule 17g-1 under the Investment Company Act of 1940.

CERTIFICATE OF SECRETARY

OF

THE ZWEIG FUND, INC.

THE ZWEIG TOTAL RETURN FUND, INC.

(each a, “Fund”)

The undersigned, William Renahan, being the Vice President, Secretary, and Chief Legal Officer of each Fund, each a Maryland Corporation, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of each Fund on June 11, 2015.

IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of September, 2015.

By:	/s/ William Renahan
Name:	William Renahan
Title:	Vice President, Secretary, and Chief Legal Officer

UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS OF

DNP SELECT INCOME FUND INC.

DUFF & PHELPS GLOBAL UTILITY INCOME FUND INC.

DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC.

AND

DTF TAX-FREE INCOME INC.

RESOLVED, that the Board of Directors (the “Board”) of each of DNP Select Income Fund Inc., Duff & Phelps Global Utility Income Fund Inc., Duff & Phelps Utility and Corporate Bond Trust Inc. and DTF Tax-Free Income Inc. (collectively, the “Funds”), including a majority of the directors who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), of each Fund (the “Independent Directors”), hereby approves the renewal of each Fund’s fidelity bond coverage jointly with Duff & Phelps Investment Management Co. (“DPIM”), Virtus Fund Services, LLC (“VFS”) and other insureds meeting the requirements of Rule 17g-1(b)(3) under the 1940 Act (the “Joint Fidelity Bond”), in the form presented to the Board, having an aggregate coverage amount equal to at least 120% of the aggregate of the minimum required coverages for each entity insured thereunder, and issued by an insurer having a rating of “A” or higher from A.M. Best Company (“A.M. Best”), with due consideration having been given to all relevant factors including, but not limited to, the value of the aggregate assets of each Fund to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets and the nature of the securities in each Fund’s portfolio.

FURTHER RESOLVED, that the Board, including a majority of the Independent Directors, hereby approves the allocation to each Fund of a portion of the premium for the Joint Fidelity Bond in accordance with the following formula: 50% to the insured funds (allocated based on gross assets at August 31, 2015), 25% to the investment advisers of such funds and 25% to VFS, with due consideration having been given to all relevant factors including, but not limited to, the number of the other parties named as insureds, the nature of the business activities of such other parties, the amount of the Joint Fidelity Bond, and the amount of the premium for such bond, the ratable allocation of the premium among all parties named as insureds, and a representation from DPIM that the share of the premium allocated to each Fund is less than the premium the Fund would have had to pay if it had provided and maintained a single insured bond.

FURTHER RESOLVED, that each Fund shall enter into an agreement with all of the other named insureds under the Joint Fidelity Bond (a “Joint Insured Bond Agreement”), providing that in the event recovery is received under the Joint Fidelity Bond as a result of a loss sustained by the Fund and one or more other named insureds, the Fund shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by Rule 17g-1(d)(1) under the 1940 Act.

FURTHER RESOLVED, that the officers of each Fund be, and they hereby severally are, authorized and directed to execute and deliver, in the name and on behalf of the Fund, a Joint Insured Bond Agreement, in such form as counsel may approve.

FURTHER RESOLVED, that the Secretary of each Fund is designated as the officer responsible for making or causing to be made, on behalf of the Fund, any filings and giving any notices required by Rule 17g-1 under the 1940 Act with respect to the Joint Fidelity Bond and Joint Insured Bond Agreement.

FURTHER RESOLVED, that the Board, including a majority of the Independent Directors, hereby approves the procurement of each Fund’s professional liability insurance coverage jointly with DPIM and the other funds advised by DPIM (the “Joint Professional Liability Program”), in the form presented to the Board and consisting of a primary layer of $10 million in shared coverage and an excess layer of $5 million in shared coverage, in each case issued by one or more insurers having a rating of “A” or higher from A.M. Best, the Board having determined that each Fund’s participation in the Joint Professional Liability Program is in the best interests of the Fund.

FURTHER RESOLVED, that the Board, including a majority of the Independent Directors of each Fund, hereby approves the procurement of an additional $5 million in independent director liability coverage that is solely for the benefit of the independent directors of the Funds (the “Joint Supplemental Director Liability Program”) and is issued by an insurer having a rating of “A” or higher from A.M. Best, the Board having determined that each Fund’s participation in the Joint Supplemental D&O Program is in the best interests of the Fund.

FURTHER RESOLVED, that the Board, including a majority of the Independent Directors, hereby approves, as being fair and reasonable to each Fund, the allocation to each Fund of a portion of the premium for the Joint Professional Liability Program and the Joint Supplemental D&O Program in accordance with the following formulas: (i) in the case of the Joint Professional Liability Program, the premium shall be allocated 55% to DPIM and 45% to the funds advised by DPIM; (ii) in the case of the Joint Supplemental D&O Program, the premium shall be allocated 100% to the Funds; (iii) within each category, the premium shall be allocated among the covered entities based on each entity’s net assets or managed assets (as applicable) as of June 30, 2015 (or such other date approved by the Board or its Executive Committee as will provide for an equitable allocation among the covered entities); and (iv) in the case of the Funds, managed assets are defined as net assets applicable to common stock plus leverage represented by senior securities.

FURTHER RESOLVED, that the officers of each Fund be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Joint Insured Bond, the Joint Professional Liability Program and the Joint Supplemental Director Liability Program and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided, however, that in the case of the Joint Insured Bond, the aggregate coverage limit of the bond shall at all times be at least 120% of the aggregate of the minimum required coverage’s for each fund insured under such bond.

FURTHER RESOLVED, that the officers of the Fund be, and each of them hereby is, authorized and directed to do all other acts and things and execute and deliver all documents and instruments as each of them shall deem necessary or appropriate to carry out the foregoing resolutions.

FURTHER RESOLVED, that all actions heretofore taken by any officer of the Fund in connection with any matter referred to in any of the foregoing resolutions are hereby approved, ratified and confirmed in all respects as fully as if such actions had been presented to the Board for its approval prior to such actions being taken.

CERTIFICATE OF SECRETARY

OF

DNP SELECT INCOME FUND INC.

DUFF & PHELPS GLOBAL UTILITY INCOME FUND INC.

DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC.

DTF TAX-FREE INCOME INC.

(each, a “Fund”)

The undersigned, T. Brooks Beittel, being the Secretary of each Fund, each a Maryland corporation, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Directors of each Fund on June 18, 2015.

IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of September, 2015.

By:	/s/ T. Brooks Beittel
Name:	T. Brooks Beittel
Title:	Secretary

VIRTUS ALTERNATIVE SOLUTIONS TRUST

RESOLUTIONS ADOPTED BY THE BOARD OF TRUSTEES ON JUNE 3, 2015

WITH RESPECT TO THE FIDELITY BOND FOR THE ABOVE-CAPTIONED TRUST

RESOLVED:	That, due consideration having been given to the value of the aggregate assets of the Funds of the Trust to which any officer or employee of the Trust may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Funds, it is hereby determined that a joint Investment Company Blanket Bond in an amount as presented at the Meeting will adequately protect the Funds against larceny and embezzlement by any officer or employee of the Trust, and is in the best interests of the Funds and shareholders, and is hereby approved;

FURTHER
RESOLVED:	That, due consideration having been given to the amount of the Investment Company Blanket Bond, the coverage of investment advisers, the distributor of the Funds and their applicable affiliates, and the nature of the activities of such additional insureds, it is hereby determined that an allocation of the aggregate premiums among the Funds of the Trust and the other covered funds on the basis of average net assets after allocating a portion of the premium to certain Virtus affiliated parties as presented at the Meeting, is fair and reasonable; and

FURTHER
RESOLVED:	That the officers of the Trust be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Investment Company Blanket Bond and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided however, that in the case of the Investment Company Blanket Bond, the minimum coverage for each fund insured by such bond be, in the aggregate, no less than the amount required pursuant to Rule 17g-1 under the Investment Company Act of 1940, as amended.

100 Pearl Street, Hartford, CT 06103     800.248.7971

Securities distributed by VP Distributors, LLC

CERTIFICATE OF SECRETARY

OF

VIRTUS ALTERNATIVE SOLUTIONS TRUST

(the “Trust”)

The undersigned, Jennifer Fromm, being the Vice President, Chief Legal Officer, Counsel and Secretary of the Trust, a Delaware statutory trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of the Trust on June 3, 2015.

IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of September, 2015.

By:	/s/ Jennifer Fromm
Name:	Jennifer Fromm
Title:	Senior Vice President, Chief Legal Officer, Counsel and Secretary

100 Pearl Street, Hartford, CT 06103     800.248.7971

Securities distributed by VP Distributors, LLC